The American Funds Income Series

August 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$28,691
Class B	$108
Class C	$949
Class F1	$1,694
Class F2	$1,314
Total	$32,756
Class 529-A	$1,388
Class 529-B	$8
Class 529-C	$190
Class 529-E	$64
Class 529-F1	$135
Class R-1	$50
Class R-2	$553
Class R-2E	$0
Class R-3	$1,123
Class R-4	$1,347
Class R-5	$1,534
Class R-6	$40,077
Total	$46,469

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.1543
Class B	$0.0574
Class C	$0.0518
Class F1	$0.1573
Class F2	$0.1917
Class 529-A	$0.1447
Class 529-B	$0.0472
Class 529-C	$0.0474
Class 529-E	$0.1121
Class 529-F1	$0.1759
Class R-1	$0.0550
Class R-2	$0.0566
Class R-2E	$0.1713
Class R-3	$0.1131
Class R-4	$0.1587
Class R-5	$0.2003
Class R-6	$0.2070

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	188,463
Class B	1,676
Class C	18,491
Class F1	10,376
Class F2	8,327
Total	227,333
Class 529-A	9,317
Class 529-B	133
Class 529-C	3,857
Class 529-E	604
Class 529-F1	769
Class R-1	838
Class R-2	9,536
Class R-2E	1
Class R-3	9,939
Class R-4	8,783
Class R-5	8,035
Class R-6	213,920
Total	213,920

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$14.09
Class B	$14.07
Class C	$14.07
Class F1	$14.09
Class F2	$14.09
Class 529-A	$14.09
Class 529-B	$14.06
Class 529-C	$14.06
Class 529-E	$14.09
Class 529-F1	$14.09
Class R-1	$14.07
Class R-2	$14.07
Class R-2E	$14.09
Class R-3	$14.09
Class R-4	$14.09
Class R-5	$14.09
Class R-6	$14.09